Exhibit (d)(2)(iv)


                                   SCHEDULE A
                  AS AMENDED AND RESTATED EFFECTIVE MAY 1, 2003

         Fees payable to the Manager pursuant to section 4 hereof shall be at the following annual rates for each Fund:

USAZ Van Kampen Aggressive Growth Fund                                   *
USAZ Van Kampen Strategic Growth Fund                                0.95%
USAZ Alliance Capital Technology Fund                                   **
USAZ Templeton Developed Markets Fund                                  ***
USAZ Alliance Capital Large Cap Growth Fund                             **
USAZ Van Kampen Capital Growth Fund                                      *
USAZ PIMCO Renaissance Fund                                          0.75%
USAZ PIMCO Value Fund                                                0.75%
USAZ Van Kampen American Growth Fund                                 0.85%
USAZ Van Kampen Comstock Fund                                            *
USAZ PIMCO Growth and Income Fund                                    0.75%
USAZ Van Kampen Growth and Income Fund                                   *
USAZ Alliance Capital Growth and Income Fund                            **
USAZ AIM Basic Value Fund                                            0.75%
USAZ AIM Blue Chip Fund                                              0.80%
USAZ AIM Dent Demographic Trends Fund                                0.85%
USAZ AIM International Equity Fund                                   0.90%
USAZ Oppenheimer Emerging Growth Fund                                0.85%
USAZ Van Kampen Global Franchise Fund                                0.70%
USAZ PIMCO NFJ Small Cap Value Fund                                   ****



*
                                                                   $100
                                                     First $100     to $250   $250 to $500    Average
                                                     Million of   Million of   Million of   Net Assets
                                                       Average      Average      Average     Exceeding
                                                     NET ASSETS   NET ASSETS   NET ASSETS  $500 MILLION

USAZ Van Kampen Capital Growth Fund                     0.85%        0.80%       0.775%        0.75%
USAZ Van Kampen Growth and Income Fund                 0.775%        0.75%       0.725%       0.675%
USAZ Van Kampen Comstock Fund                          0.775%        0.75%       0.725%       0.675%
USAZ Van Kampen Aggressive Growth Fund                  0.90%        0.85%       0.825%        0.80%




**                                                                    $10
                                                      First $10     to $20     $20 to $40   $40 to $60     Average
                                                     Million of   Million of   Million of   Million of   Net Assets
                                                       Average      Average      Average      Average     Exceeding
                                                     NET ASSETS   NET ASSETS   NET ASSETS   NET ASSETS   $60 MILLION

USAZ Alliance Capital Technology Fund                   1.00%       0.875%        0.75%        0.75%        0.75%
USAZ Alliance Capital Large Cap Growth Fund             1.00%       0.875%        0.75%        0.75%        0.75%
USAZ Alliance Capital Growth and Income Fund            1.00%       0.875%        0.75%       0.625%        0.50%



***                                                                   $50
                                                      First $50     to $200   $200 to $500    Average
                                                     Million of   Million of   Million of   Net Assets
                                                       Average      Average      Average     Exceeding
                                                     NET ASSETS   NET ASSETS   NET ASSETS  $500 MILLION

USAZ Templeton Developed Markets Fund                  0.875%       0.715%       0.625%        0.60%




****                                                                 $250
                                                     First $250     to $500   $500 to $750    Average
                                                     Million of   Million of   Million of   Net Assets
                                                       Average      Average      Average     Exceeding
                                                     NET ASSETS   NET ASSETS   NET ASSETS  $750 MILLION

USAZ PIMCO NFJ Small Cap Value Fund                     0.50%        0.45%        0.40%        0.35%

         The management fee shall be accrued and paid to the Manager as provided in section 4 of the Investment Management Agreement.